EX99.2

RESOLUTIONS ADOPTED BY BOARD OF DIRECTORS OF
TORTOISE NORTH AMERICAN ENERGY CORPORATION
ON FEBRUARY 10, 2014
AND FEBRUARY 15, 2013

Certified Resolutions

The undersigned, as Secretary of Tortoise North American Energy Corporation (the “Company”), hereby certifies that the following resolutions were adopted by the Board of Directors (the “Board”) of the Company, including the directors who are not “interested persons” of the Company, at a meeting of the Board held on February 10, 2014:

RESOLVED, that the Company renew and maintain fidelity bond coverage as required by Rule 17g-1 under the Investment Company Act of 1940 in the amount presented at this meeting; payment by the Company of the premium for such coverage is hereby approved; and such fidelity bond shall be presented for ratification at the next Board meeting.

FURTHER RESOLVED, that the Secretary of the Company is hereby designated the officer to make any filings and give any notices required by Paragraph (g) of Rule 17g-1.

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to take such actions as are deemed necessary, proper or advisable to implement the foregoing resolutions.

FURTHER RESOLVED, that all actions heretofore taken by the officers of the Company in connection with the foregoing resolutions are hereby ratified, confirmed and unanimously approved in all respects.

In addition, the undersigned Secretary of the Company hereby certifies that the following resolutions were adopted by the Board, including the directors who are not "interested persons" of the Company, via a unanimous consent action dated February 15, 2013:

RESOLVED, that the Company renew and maintain fidelity bond coverage as required by Rule 17g-1 under the Investment Company Act of 1940 in the amount presented to the Board; payment by the Company of the premium for such coverage is hereby approved; and such fidelity bond shall be presented for ratification at the next Board meeting.

FURTHER RESOLVED, that the Secretary of the Company is hereby designated the officer to make any filings and give any notices required by Paragraph (g) of Rule 17g-1.

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to take such actions as are deemed necessary, proper or advisable to implement the foregoing resolutions.

FURTHER RESOLVED, that all actions heretofore taken by the officers of the Company in connection with the foregoing resolutions are hereby ratified, confirmed and unanimously approved in all respects.

Tortoise North American Energy Corporation

Date: March 3, 2014	By:	/s/ Diane M. Bono
Diane M. Bono
Secretary